Exhibit 99.1

Asure Software to Sell Workspace

Management Business to FM:Systems for $120 Million

Asure Software to Focus on SaaS Human Capital Management (HCM)

AUSTIN, TEXAS — October 7, 2019  — Asure Software (NASDAQ:ASUR), the leading provider of dynamic cloud-based solutions that elevate how, when and where work gets done, today announced that it has entered into an agreement to sell its Workspace Management business to FM:Systems in an asset and equity transaction valued at $120 million. This transaction enables Asure to focus on and continue to deliver its award-winning Human Capital Management (HCM) solutions to small and midsize businesses. The transaction is expected to close in approximately 45 to 60 days, subject to customary closing conditions.

The sale of the Workspace Management business provides both Asure Software and FM:Systems with immediate opportunities to focus on key strategies and scale their respective businesses.

“This strategic move allows Asure to be laser-focused on our HCM business,” said Pat Goepel, CEO of Asure Software. “Most importantly, it allows us to accelerate innovation in our payroll, time and attendance and consulting business and provides us with the capital to grow and invest in our products, our people and our clients. As we approach a new decade, we’re continually pushing boundaries to grow and expand within the HCM space by equipping small business owners and resellers across the country with the best workforce solution that streamlines all HR processes and makes work more engaging.”

“This transaction bolsters Asure’s capital structure as we plan to pay down the majority of our debt. It also increases our mix of recurring revenue to over 90%. While we plan to focus on organic growth with the help of upsell and cross-sell initiatives, we will also be in a strong position to pursue accretive acquisitions. Furthermore, the transaction will be attractive from a tax perspective for our shareholders,” concluded Goepel.

Over the past ten years, Asure Software has grown its Workspace Management business from $5 million to approximately $28 million in annual revenue due in part to cutting-edge product innovation. The opportunity in the real estate technology market is substantial in size and we believe that FM:Systems, which is backed by the well-known private equity firm Accel-KKR, is the logical partner to continue growth as they round out their portfolio of space management technologies.

“We are excited to have reached this agreement with Asure Software,” said Kurt von Koch, CEO of FM:Systems.  “With the addition of Asure’s Workspace solutions, we now have two best in class complementary offerings with technology solutions that enable clients to provide the ideal workplace for every employee. The addition of the Asure workplace management portfolio of products and its employees accelerates our momentum to achieve this goal. We look forward to completing the transaction and ensuring a smooth transition.”

Conference Call/Webcast Scheduled

Asure management will host a conference call on Tuesday, October 8, 2019 at 8:30 a.m. Eastern time (7:30 a.m. Central time) to discuss the transaction. Asure CEO Pat Goepel and CFO Kelyn Brannon will host the conference call, followed by a question and answer session.

U.S. dial-in: (877) 853-5636

International dial-in: (631) 291-4544

Conference ID: 4994428

The conference call will be broadcast live and available for replay via the investor section of the company’s website.

Forward-Looking Statements

The forward looking statements in this press release, including with respect to the expected benefits of the transaction with FM:Systems and the expected timing of the closing of the transaction, are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “believes,” “plans,” “expects,” “will,” “intends,” “estimates” and “anticipates” and similar expressions are intended to identify forward-looking statements. Actual results could differ materially from those indicated by forward-looking statements because of various risks and uncertainties, including those described in Asure Software’s filings and reports with the Securities and Exchange Commission. Except as required by law, Asure Software is not obligated to update these forward-looking statements to reflect events or circumstances that occur after the date of this press release or to reflect the occurrence of unanticipated events.

About Asure Software

Asure Software, Inc., headquartered in Austin, Texas, provides innovative and flexible SaaS-based cloud platforms that help clients worldwide elevate how, when, and where work gets done throughout the employee lifecycle. Asure Software’s offerings include a fully-integrated HCM platform, Time & Attendance, Talent Management, Employee Benefits, Benefits Administration, and Payroll & Tax. Visit us at www.asuresoftware.com.

About FM:Systems

FM:Systems provides workplace management technology and solutions that enable facility and real estate teams to identify, plan, and deliver the ideal workplace for every employee. Our leading web-based Integrated Workspace Management System (IWMS) and real-estate analytics software improves management of space, occupancy, renovations, moves, maintenance, property, assets, agile workspaces, employee experience, smart buildings and more. FM:Systems is headquartered in Raleigh, North

Carolina, and conducts business throughout the Americas, Africa, Europe and Asia Pacific. For more information about FM:Systems, please visit www.fmsystems.com

Company Contact:

Stacy Zellner
Director of Marketing
Asure Software
szellner@asuresoftware.com
512-843-7567

Investor Contact:

Carolyn Bass
Market Street Partners
415-445-3232
cbass@marketstreetpartners.com